UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 20, 2005

Creative Enterprises International, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:    0-51313

NEVADA	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Lafayette Road
Bryn Mawr, PA 19010
(Address and zip code of principal executive offices)

(610) 525-7444
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02    Unregistered Sales of Equity Securities

On December 14, 2005, Creative Enterprises International, Inc. (the "Registrant") issued an aggregate of 87,500 shares of common stock and 87,500 warrants to two "accredited investors" in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirers were accredited investors. The warrants are exercisable at a per share price of $0.75 for a period of five years. The Registrant received proceeds of $35,000 from these issuances, which it will use for working capital and general corporate purposes.

During the period ending December 20, 2005 the holders of an aggregate amount of $535,200 of convertible debentures elected to convert their debentures into shares of common stock and warrants. Pursuant to this conversion, we issued an aggregate amount of 1,338,000 shares of common stock and warrants to purchase an additional 1,338,000 shares of common stock to this person pursuant to the terms of the debentures. The warrants issued upon conversion are exercisable for a period of three years at a per share exercise price of $0.40. The conversion price of the debentures was $0.40 per share. The conversion of the debentures was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) under the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CREATIVE ENTERPRISES INTERNATIONAL, INC.

By:	/s/ Kenneth Brice
Name: Kenneth Brice
Title: Chief Financial Officer
Date: December 21, 2005